TERMINATION OF HOTEL GROUND LEASE

      THIS TERMINATION OF HOTEL GROUND LEASE (this
"Agreement") is made effective as of August 31, 2004, by and between MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation ("Lessor"), and KAPALUA BAY, LLC, a Delaware limited liability company ("Lessee").

                    W I T N E S S E T H:

      Whereas, Lessor is the lessor under that certain unrecorded Hotel Ground Lease (Sublease) dated October 22, 1985, executed by and between Maui Land & Pineapple Company, Inc., a Hawaii corporation, as Lessor, and The KBH Company, a California limited partnership, a Memorandum of which is dated October 22, 1985 and recorded in the Bureau of Conveyances, State of Hawaii in Book 19021, Page 378, as amended by instrument dated October 21, 1985, recorded in said Bureau in Book 19021, Page 415, by instrument dated June 13, 1990, recorded in said Bureau as Document No. 90-114188, by instrument dated August 22, 1990, recorded in said Bureau as Document No. 90-146297, by unrecorded instrument dated October 14, 1991, by unrecorded instrument dated September 5, 1996, a Memorandum of which is recorded in said Bureau as Document No. 96-128044, and by Fourth Amendment to Hotel Ground Lease dated September 31, 1999, recorded in said Bureau as Document No. 99-150856 (collectively, the "Hotel Ground Lease").

      Whereas, the lessee's interest in the Hotel Ground
Lease was, by mesne assignments of record, assigned to
Lessee by instrument dated
August 31, 2004 and recorded in said Bureau as Document No.
_______________.

      Whereas, Lessor and Lessee have agreed to cancel and terminate the Hotel Ground Lease as set forth below.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

      1. Termination of Hotel Ground Lease. The Hotel Ground Lease is cancelled and terminated as of the date hereof and shall have no further force and effect; provided that except as specifically provided below nothing contained herein shall be deemed a release by Lessor of any claims, liabilities or obligations arising from or existing under the Hotel Ground Lease prior to the date hereof.

      2. Release of Lessee. Lessor releases Lessee from any and all claims, demands, actions, causes of action, obligations, damages, and liabilities, of any nature whatsoever, whether or not known, suspected or claimed, present or future, relating to or arising out of the Hotel Ground Lease; provided however that nothing contained herein shall be deemed to be a release of any claims, demands, actions, causes of action, obligations, damages, and liabilities that Lessor may have with respect to any prior holder of the lessee's interest under the Hotel Ground Lease.

       IN WITNESS WHEREOF, the Lessor and Lessee have executed this instrument as of the day and year first above written.

                              Maui Land & Pineapple Company,
Inc.


                              By    /S/ FRED W. RICKERT
                                   Name: Fred W. Rickert
                                   Its Acting Chief Financial Officer


                              By   /S/ ADELE H. SUMIDA
                                   Name:  Adele H. Sumida
                                   Its Controller & Secretary

                                                    "Lessor"

                              Kapalua Bay, LLC



                              By   /S/ RYAN L. CHURCHILL
                                   Name:  Ryan L. Churchill
                                   Its President


                                                    "Lessee"